Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts”, “Selected Financial Data”, and “Summary Financial Data” and to the use of our report dated May 9, 2003, except Note 1, as to which the date is December 1, 2003, and except Note 13, as to which the date is January 14, 2004 in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-109700) and related Prospectus of GTx, Inc. for the registration of 5,400,000 shares of its common stock.

/s/ Ernst & Young LLP

Memphis, Tennessee
January 14, 2004